UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13500 Evening Creek Drive N., Suite 550 San Diego, California 92128
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

See Item 5.02 below.

Item 3.02 Unregistered Sale of Equity Securities.

On November 12, 2020 (“Closing”), ImageWare Systems, Inc., a Delaware corporation (the “Company”), consummated a private placement (the "Series D Financing") of 11,560 shares of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), resulting in gross proceeds to the Company of $11.56 million, less fees and expenses. The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Notes”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance and sale of the Series D Preferred was made pursuant to that certain Securities Purchase Agreement, dated September 28, 2020 (the "Purchase Agreement"), by and between the Company and certain accredited investor signatories thereto (the "Purchasers"), for the purchase price of $1,000.00 per share of Series D Preferred. The Conversion and Series D Financing was undertaken pursuant to Section 3(a)(9) and/or Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

For additional information regarding the Purchase Agreement and a description of the Series D Preferred Financing and the Bridge Notes, see the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 30, 2020. See also Item 5.03 of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignations

At Closing, Messrs. Steve Hamm, David Loesch, David Carey, Neal Goldman, and Jim Miller resigned as members of the Board of Directors of the Company. Each of the director’s resignations were not the result of any disagreements with respect to the Company's operations, policies, or practices, and were effected in connection with the consummation of the Series D Financing.

Appointment of Messrs. Ben Smeal and James Demitrieus to the Board of Directors

On November 13, 2020, Messrs. Ben Smeal and James Demitrieus were appointed by the sole remaining director, Kristin Taylor, to fill two of the vacancies on the Company’s Board of Directors resulting from the resignation of the directors as disclosed above.

Ben Smeal. Mr. Smeal, 43, has been a private investor since April 2018. From April 2017 to April 2018, he served as the Associate Director, Public Equities at Willett Advisors, the family office of Michael R. Bloomberg, managing substantially all of Bloomberg's personal assets in addition to those of Bloomberg Philanthropies. From November 2007 to April 2017, he held the role of Senior Analyst at Kenmare Management, a hedge fund focused on U.S. equities. Mr. Smeal holds a Bachelor of Arts in Political Economy from Williams College in Williamstown, Massachusetts, and a Master of Business Administration, with a focus on Value Investing, from Columbia Business School in New York, New York.

Mr. Smeal was selected as a member of the Board due to his capital market experience, as well as his experience working with undervalued companies, that management believes will assist in the Board’s efforts to create value for shareholders as it executes its business plan following consummation of the Series D Financing.

James Demitrieus. Mr. Demitrieus, 73, served as Managing Director of Jameson Associates, a specialty investment management and financial advisory firm, from March 2018 to present.  Prior to Jameson, he served in multiple positions at Eyelock Corporation beginning in 2009, including Chief Executive Officer from 2010 to 2018.  Eyelock Corporation provides iris based biometric solutions to various business verticals.  Prior to Eyelock Corporation, he served in various senior executive roles, including as President of Sherwood Valve, a division of Harsco Corporation, and as Chief Executive Officer at Aluma Systems.  Earlier in Mr. Demitrieus’ career, he served in numerous senior accounting and finance roles, including with the public accounting firm of Arthur Andersen & Co.  Mr. Demitrieus holds a Bachelor's in Business Administration from Adelphi University in New York.

Mr. Demitrieus was selected as a member of the Board due to his experience in the field of biometrics, as well as his extensive management, finance and accounting experience, that management believes will provide the Board with valuable insights regarding monetizing the Company’s product offerings and intellectual property.

Messrs. Smeal and Demitrieus will serve on the Board of Directors until the next annual meeting of shareholders of the Company, or until their successor is elected and qualified. As compensation as an independent director, they will receive (a) a $30,000 annual cash retainer, payable in equal monthly installments in cash or shares of the Company’s Common Stock; (b) an initial grant of options to purchase that number of shares of Common Stock equal to $60,000 divided by the fair market value of the Company’s Common Stock as determined on the date of grant as reported on the OTC Markets (“Initial Grant”), the exercise price of which shall be such fair market value, which Initial Grant shall vest one-third (1/3rd) on the first anniversary of the Effective Date, and the remaining two-thirds (2/3rd) shall vest ratably on the second and third anniversary of the Effective Date; (c) reimbursement for expenses related to Board of Director meeting attendance and Committee participation; and (d), beginning on the first anniversary of the Effective Date, and on each annual anniversary thereafter (unless revised by the Board of Directors), an option to purchase that number of shares of Common Stock equal to $30,000 divided by the fair market value of the Company’s Common Stock as determined on the date of grant as reported on the OTC Markets (“Annual Grant”), the exercise price of which shall be such fair market value. The Initial Grant and Annual Grant shall contain such other terms and conditions as are customary for director grants and approved by the Board of Directors, including immediate vesting of all unvested options effective upon a change in control of the Company

Consulting Agreement with James Miller.

On November 13, 2020, the Company entered into a Consulting Agreement (the “Consulting Agreement “) with Mr. Miller, who resigned as the Chair of the Board of Directors of the Company upon consummation of the Series D Financing. Under the terms of the Consulting Agreement, Mr. Miller agreed, for a term of five months (the “Term”), to provide certain consulting services to the Company to assist senior management in the execution of the Company’s business plan. In consideration, Mr. Miller will be entitled to receive: (i) a monthly consultation fee of $19,000 during the Term; (ii) full vesting of 525,000 Restricted Stock Units previously granted to Mr. Miller that had not yet vested upon his resignation from the Board of Directors, which was reduced from the original amount of 787,000 Restricted Stock Units; and (iii) a bonus based on the amounts actually paid to the Company resulting from contracts and/or purchase orders received by the Company prior to the end of the Term.

The foregoing description of the Consulting Agreement is qualified, in its entirety, by the full text of the Consulting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On November 12, 2020, the Company filed its Amended and Restated Certificate of Incorporation (the "Amended Charter"). The Amended Charter increases the number of authorized shares of Common Stock from 345 million shares to 1.0 billion shares, resulting in a total increase of 655 million shares of Common Stock. The Amended Charter, among other things, includes an exclusive jurisdiction provision, which provides that Delaware is the exclusive jurisdiction, and the Delaware Court of Chancery as the exclusive forum, for all disputes relating to the internal affairs of the Company, and the federal district courts of United States of America as the exclusive forum for the resolution of any causes of action arising under the Securities Act. New Section 13 is not intended to apply to derivative actions brought by shareholders for claims arising under the Securities Exchange Act of 1934, as amended, as the federal district courts have exclusive jurisdiction over all matters arising thereunder.

Amendment to Series A Convertible Preferred Stock

On November 12, 2020, the Company filed an Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock (the "Amended Series A Certificate"). The Amended Series A Certificate, among other things: (i) amends the terms of conversion from Series A Convertible Preferred Stock, par value $0.01 ("Series A Preferred"), to Common Stock by (A) amending the conversion price from $1.15 per share of Common Stock to $0.20 per share of Common Stock, (B) amending the voluntary conversion process by providing a voluntary conversion window, beginning on the consummation of the Series D Financing and ending on August 1, 2021 (the “Conversion Period”), to voluntarily convert all shares of Series A Preferred into Common Stock upon notice to the Company, and (C) for holders of Series A Preferred that do not voluntarily convert all shares of Series A Preferred into Common Stock, a mandatory, automatic conversion of each such holder’s shares of Series A Preferred at a rate of 10% per month beginning on the consummation of the Series D Financing, with all shares converting by August 1, 2021; (ii) amends the dividend payment provisions to reduce the specified rate from 10% to 4%, with dividends now only being payable in Common Stock through the end of the Conversion Period; (iii) a waiver of the protective provisions in Section 9 of the Series A Certificate; and (iv) provides that the Series A Preferred is junior to the newly authorized and issued Series D Preferred.

Amendment to Series A-1 Convertible Preferred Stock

On November 12, 2020, the Company filed an Amended and Restated Certificate of Designations, Preferences, and Rights of Series A-1 Convertible Preferred Stock (the "Amended Series A Certificate"). The Amended Series A-1 Certificate, among other things: (i) amends the terms of conversion from Series A-1 Convertible Preferred Stock, par value $0.01 per share ("Series A-1 Preferred"), to Common Stock by (A) amending the conversion price from $0.65 per share of Common Stock to $0.20 per share of Common Stock, (B) amending the voluntary conversion process by providing a voluntary conversion window, beginning on the consummation of the Series D Financing and ending on August 1, 2021 (the “Conversion Period”), to voluntarily convert all shares of Series A-1 Preferred into Common Stock upon notice to the Company, and (C) for holders of Series A-1 Preferred that do not voluntarily convert all shares of Series A-1 Preferred into Common Stock, a mandatory, automatic conversion of each such holder’s shares of Series A-1 Preferred at a rate of 10% per month beginning on the consummation of the Series D Financing, with all shares converting by August 1, 2021; (ii) amends the dividend payment provisions to reduce the specified rate from 10% to 4%, with dividends now only being payable in Common Stock through the end of the Conversion Period; (iii) a waiver of the protective provisions in Section 9 of the Series A-1 Certificate; and (iv) provides that the Series A-1 Preferred is junior to the newly authorized and issued Series D Preferred.

Amendment to Series C Convertible Preferred Stock

On November 12, 2020, the Company filed an Amended and Restated Series C Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock (the "Amended Series C Certificate") to, without limitation, provide for a drag-along right whereby if at any time one or more holders of Series C Convertible Preferred Stock, par value $0.01 per share ("Series C Preferred") then holding, in the aggregate, more than 50% of the outstanding shares of Series C Preferred, exchange all (but not less than all) of each such exchanging shareholder’s shares of Series C Preferred for shares of Series D Preferred, then such initiating shareholder(s), in their sole discretion, shall have the right to require that all the holders of Series C Preferred similarly exchange their shares of Series C Preferred into shares of Series D Preferred on identical terms and conditions to the majority shareholders that elected to exchange their Series C Preferred into Series D Preferred. Additionally, the Series C Certificate was amended to provide that the Series C Preferred shall rank junior to the newly authorized and issued Series D Preferred.

Creation of Series D Convertible Preferred Stock

On November 12, 2020, the Company filed the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the "Series D Certificate"). Pursuant to the Series D Certificate, the Series D Preferred ranks senior to all Common Stock and all other present and future classes or series of capital stock, except for Series B Preferred, and upon liquidation will be entitled to receive the Liquidation Preference Amount (as defined in the Series D Certificate) plus any accrued and unpaid dividends, before the payment or distribution of the Company’s assets or the proceeds thereof is made to the holders of any junior securities. Additionally, dividends on shares of Series D Preferred will be paid prior to any junior securities, and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of cash or shares of Series D Preferred. Holders of Series D Preferred shall vote together with holders of Common Stock on an as-converted basis, and not as a separate class, except (i) the holders of Series D Preferred, voting as a separate class, shall be entitled to elect two directors, (ii) the holders of Series D Preferred have the right to vote as a separate class regarding the waiver of certain protective provisions set forth in the Series D Certificate, and (iii) as otherwise required by law.

The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Series D Certificate. The shares of Common Stock issuable upon conversion of the Series D Preferred shall be subject to the following registration rights: (i) one demand registration starting three months after the Closing, (ii) two demand registrations starting one year after the Closing, and (iii) unlimited piggy-back and Form S-3 registration rights with reasonable and customary terms.

The foregoing descriptions of the Amended Charter, Amended Series A Certificate, Amended Series A-1 Certificate, Amended Series C Certificate and Series D Certificate are qualified, in their entirety, by the full text of the foregoing, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5, respectively, and are incorporated by reference herein.

Item 8.01 Other Events

Exchange Agreement

In connection with the Purchase Agreement, the Company entered into an Exchange Agreement with certain holders of the Series C Preferred which hold, in the aggregate, more than 50% of the outstanding shares of Series C Preferred (the “Exchange Agreement”). As contemplated by the parties thereto, after the filing of the Amended Series C Certificate and in connection with the closing of the Purchase Agreement and Exchange Agreement, such holders exercised their right under the Amended Series C Certificate to require all holders of Series C Preferred to similarly exchange their shares of Series C Preferred into shares of Series D Preferred on identical terms and conditions.

Debt Exchange Agreement and Satisfaction and Release

On November 12, 2020, in connection with the Closing of the Series D Financing, Messrs. Jim Miller and Neal Goldman entered into (i) Debt Exchange Agreements (collectively, the "Debt Exchange Agreements"), and (ii) Satisfaction and Release Agreements (collectively, the "Release Agreements"), for the purpose of satisfying certain obligations of the Company arising under two separate promissory notes executed by the Company in favor of each Mr. Jim Miller (the "Miller Note") and Mr. Neal Goldman (the "Goldman Note") in the amount of $100,000 and $450,000, respectively. Pursuant to the Debt Exchange Agreements and Satisfaction and Release Agreements: (i) the principal and accrued interest on the Miller Note, totaling $102,808.22, was converted into 102.8 shares of Series D Preferred in full satisfaction of the Company's obligations under the Miller Note; and (ii) one-half of the principal and accrued interest of the Goldman Note, totaling $231,565.19, was converted into 231.6 shares of Series D Preferred, with the remaining one-half of the principal and accrued interest, totaling $231,565.19, was paid to Mr. Goldman in cash out of proceeds of the Series D Financing in full satisfaction of the Company's obligations under the Goldman Note.

The foregoing descriptions of the Debt Exchange Agreements and Release Agreements are qualified, in their entirety, by the full text of the Debt Exchange Agreement and Satisfaction and Release dated November 12, 2020, by and between the Company and Mr. S. James Miller, and the Debt Exchange Agreement and Satisfaction and Release dated November 12, 2020, by and between the Company and Mr. Neal Goldman, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein

For more information on the Promissory Notes, see the Company's Current Report on Form 8-K filed on July 6, 2020.

Press Release

On November 16, 2020, the Company issued a press release announcing the consummation of the Series D Financing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of ImageWare Systems, Inc., dated November 12, 2020
3.2	Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020
3.3	Amended and Restated Certificate of Designations, Preferences, and Rights of Series A-1 Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020
3.4	Amended and Restated Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020
3.5	Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020
10.1	Consulting Agreement by and between ImageWare Systems, Inc. and S. James Miller, dated November 13, 2020
10.2	Debt Exchange Agreement and Satisfaction and Release by and between ImageWare Systems, Inc. and S. James Miller, dated November 12, 2020
10.3	Debt Exchange Agreement and Satisfaction and Release by and between ImgeWare Systems, Inc. and Neal Goldman, dated November 12, 2020
99.1	Press Release dated November 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: November 18, 2020	By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer